SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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TRIUS THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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TRIUS THERAPEUTICS, INC.

6310 Nancy Ridge Drive, Suite 105

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2013.

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of TRIUS THERAPEUTICS, INC., a Delaware corporation, or the Company. The meeting will be held on Tuesday, May 21, 2013 at 12:00 p.m. local time at the Company’s offices located at 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121 for the following purposes:

1.	To elect Karin Eastham, Seth H. Z. Fischer, Theodore R. Schroeder and Jeffrey Stein, Ph.D. as Class III directors to hold office until the 2016 annual meeting of stockholders.

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

3.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

4.	To approve an amendment to the Company’s 2010 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 5,100,000 shares.

5.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 5, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 21, 2013 at 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121.

The proxy statement and annual report to stockholders

are available at www.proxyvote.com

By Order of the Board of Directors

John P. Schmid

Secretary

San Diego, California

April 15, 2013

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TRIUS THERAPEUTICS, INC.

6310 NANCY RIDGE DRIVE, SUITE 105

SAN DIEGO, CALIFORNIA 92121

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

May 21, 2013

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Trius Therapeutics, Inc., sometimes referred to as the Company or Trius, is soliciting your proxy to vote at the 2013 annual meeting of stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about April 15, 2013 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Tuesday, May 21, 2013 at 12:00 p.m. local time at the Company’s offices located at 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121. Directions to the annual meeting may be found at www.triusrx.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 5, 2013 will be entitled to vote at the annual meeting. On this record date, there were 47,869,291 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 5, 2013 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 5, 2013 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of Karin Eastham, Seth H. Z. Fischer, Theodore Schroeder, and Jeffrey Stein, Ph.D. as Class III directors to hold office until the 2016 annual meeting of stockholders;

•

Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with United States Securities and Exchange Commission, or SEC, rules;

•	Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers;

•

Approval of an amendment to the Company’s 2010 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 5,100,000 shares; and

•

Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide your control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Standard Time on May 20, 2013 to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide your control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Standard Time on May 20, 2013 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 5, 2013.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3 or 4 without your instructions, but may vote your shares on Proposal 5.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all four nominees for director, “For” the advisory approval of executive compensation, “For Three Years” as the preferred frequency of advisory votes to approve executive compensation, “For” approval of an amendment to our 2010 Equity Incentive Plan and “For” the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 16, 2013, to Trius Therapeutics, Inc., Attention: Secretary, 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, your proposal or nomination generally must be submitted in writing to the same address no later than February 20, 2014 and no earlier than January 21, 2014. You are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2, 4 and 5, and will have the same effect as “Against” votes. For Proposal 3, abstentions will be counted towards the vote total, and will have the same effect as votes against each of the proposed voting frequencies. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

For the election of directors, the four nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome.

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Proposal 2, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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For Proposal 3, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

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To be approved, Proposal 4 to amend the Company’s 2010 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 5,100,000 shares must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal 5, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 47,869,291 shares outstanding and entitled to vote. Therefore, the holders of 23,934,646 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, each of which has a three-year term. Currently, Class I consists of three directors, Class II consists of three directors and Class III consists of four directors. The terms of the directors in Classes I, II and III expire at our 2014, 2015 and 2013 annual meetings of stockholders, respectively. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently consists of ten members. There are four directors in the class whose term of office expires at the 2013 annual meeting of stockholders, Karin Eastham, Seth H. Z. Fischer, Theodore Schroeder and Jeffrey Stein, Ph.D. On April 1, 2013, Risa Stack, Ph.D. informed us that she was resigning from our Board of Directors effective as of the close of business on May 22, 2013. Immediately following the effectiveness of Dr. Stack’s resignation, the authorized number of directors on our Board of Directors shall automatically be decreased to nine.

Ms. Eastham, Mr. Fischer, Mr. Schroeder and Dr. Stein are the nominees for election at the 2013 annual meeting of stockholders. Each of the nominees, except for Mr. Fischer, is currently a director who was previously elected by the stockholders prior to our initial public offering. Mr. Fischer was elected by the Board of Directors on April 3, 2013 to fill a vacancy on our Board of Directors that resulted from an increase in the size of our Board of Directors from nine to ten members. Mr. Fischer was recommended to serve on the Board of Directors by our Nominating and Corporate Governance Committee in February 2013. If elected at the annual meeting, each of these nominees will serve until our 2016 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the annual meeting. All of our directors participated in our 2012 annual meeting of stockholders, except for Mr. Fischer (who was not elected to our Board of Directors until April 2013), Mr. Schroeder and Paul Truex.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Directors

The following table sets forth information as of March 31, 2013 regarding each nominee and each director whose term will continue after the annual meeting:

Name	Age	Position
Jeffrey Stein, Ph.D.	58	President, Chief Executive Officer and Director
David S. Kabakoff, Ph.D.	65	Chairman of the Board of Directors
Brian G. Atwood	60	Director
Karin Eastham	63	Director
Seth H. Z. Fischer(1)	56	Director
Nina Kjellson	38	Director
Brendan O’Leary, Ph.D.	41	Director
Theodore R. Schroeder	58	Director
Risa Stack, Ph.D.	44	Director
Paul Truex	44	Director

(1)	Mr. Fischer was appointed to our Board of Directors on April 3, 2013.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting and a discussion of the specific experience, qualifications, attributes or skills of each nominee or director that led the Nominating and Corporate Governance Committee to recommend that person as a director.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2016 ANNUAL MEETING

Karin Eastham. Ms. Eastham has served on our Board of Directors since November 2009. Ms. Eastham currently serves on the boards of directors for several life science companies. From May 2004 to September 2008, she served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research. From 1999 to 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, a biopharmaceutical company, from 1976 to 1988. Ms. Eastham also serves as a director for Illumina, Inc., a NASDAQ-listed marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function; MorphoSys AG, a Frankfurt Stock Exchange-listed biotechnology company; Geron Corporation, a NASDAQ-listed biopharmaceutical company; and Veracyte, Inc., a privately-held molecular diagnostics company. Ms. Eastham also served as a past director of Amylin Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company, from 2005 until its sale in 2011; Genoptix, Inc., a NASDAQ-listed provider of specialized diagnostic laboratory services, from 2008 until its sale in 2011; Tercica, Inc., a NASDAQ-listed biopharmaceutical company, from 2003 until its sale in 2008; and SGX Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company, from 2005 until its sale in 2008. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant. In selecting Ms. Eastham as a current nominee for election to the Board of Directors, the Nominating and Corporate Governance Committee and the Board of Directors considered, among other things, Ms. Eastham’s understanding of biopharmaceutical companies combined with her business leadership and finance experience. Ms. Eastham also contributes to the Board of Director’s understanding of governance and strategy for life sciences companies through her experience as a director in our industry. Additionally, Ms. Eastham’s extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions, also provide the appropriate skills to serve on our Board of Directors.

Seth H. Z. Fischer. Mr. Fischer has served on our Board of Directors since April 2013. Mr. Fischer has three decades of healthcare experience in the pharmaceutical and medical device industry. Mr. Fischer served in positions of increasing responsibility with Johnson & Johnson until his retirement in 2012. Most recently Mr. Fischer served as Company Group Chairman Johnson & Johnson, Worldwide Franchise Chairman Cordis Corporation from 2008 to 2012, which included responsibility for Cordis and Biosense Webster. Previously, he served as Company Group Chairman North America Pharmaceuticals from 2004 to 2007. In this position he had responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios. Prior to this position, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals from 2000 to 2004. His operating responsibilities encompassed the commercialization of products in multiple therapeutic categories including oral and IV anti-infectives Levaquin® and Floxin®, cardiovasculars, CNS, analgesics and women’s health. Mr. Fischer holds a Bachelor of General Studies from Ohio University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Fischer’s extensive executive experience in a major health care company and his specific experience in launching and growing new pharmaceutical products make him an ideal candidate for our Board of Directors.

Theodore R. Schroeder. Mr. Schroeder has served on our Board of Directors since December 2009. Since May 2004, Mr. Schroeder has served as President and Chief Executive Officer and as a member of the Board of Directors of Cadence Pharmaceuticals, Inc., a biopharmaceutical company. From August 2002 to February 2004, Mr. Schroeder served as Senior Vice President, North American Sales and Marketing of Elan Pharmaceuticals, Inc., a neuroscience-based pharmaceutical company. From February 2001 to August 2002, Mr. Schroeder served as General Manager of the Hospital Products Business Unit at Elan. Mr. Schroeder held the position of Senior Director of Marketing Hospital Products at Dura Pharmaceuticals, Inc., a specialty respiratory pharmaceutical and pulmonary drug delivery company, from May 1999 to November 2000 until its acquisition by Elan. Prior to joining Dura, Mr. Schroeder held a number of hospital-related sales and marketing positions with Bristol-Myers Squibb Company, a global pharmaceutical company. Mr. Schroeder currently serves on the Board of Directors of the Sharp Hospital Foundation and holds a B.S. in management from Rutgers University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Schroeder’s experience in the pharmaceutical industry, including his current role as President and Chief Executive Officer of another publicly-traded biopharmaceutical company, and his diversified background as an executive make him a valuable addition to our Board of Directors.

Jeffrey Stein, Ph.D. Dr. Stein has served as our president and Chief Executive Officer since February 2007 and on our Board of Directors since 2005. From 2005 through 2007, Dr. Stein was a Kauffman Fellow with the venture capital firm Sofinnova Ventures. He has also served as a Venture Partner with Sofinnova Ventures from 2007 to 2010 and as Director of Venture Development for the University of California, San Diego from 2005 to 2006. From 1999 to 2005, Dr. Stein served as executive vice president, chief scientific officer and a member of the Board of Directors of Quorex Pharmaceuticals, an anti-infectives company he founded in 1999, which was acquired by Pfizer Inc. in 2005. From 1995 to 1999, Dr. Stein was a scientist with Diversa Corporation where he most recently served as principal scientist and head of the anti-infectives discovery team. From 1993 to 1995, Dr. Stein served as Principal Scientist with the Agouron Institute, a private research institution, where he conducted research in bacterial genetics. From 1991 to 1993, he was an Alexander Hollaendar Distinguished Postdoctoral Fellow with the California Institute of Technology. Dr. Stein holds a Ph.D. in biochemistry and microbiology from the University of California, at San Diego. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Stein’s scientific training and business expertise, including his experience as a venture capital investor in our industry and extensive prior experience as an executive officer of anti-infectives companies, combined with his exceptional leadership skills, strong ability to motivate his team, and over six years of service as our president and chief executive officer, give him extensive knowledge of our business and provide him the qualifications and skills to serve as an effective leader of our Company and a director.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING

Brian G. Atwood. Mr. Atwood has served on our Board of Directors since February 2007. Mr. Atwood has been a managing director and co-founder of Versant Ventures, a venture capital firm, since 1999. Since 1997, he has also been a general partner at Brentwood Venture Capital, a venture capital firm. From 1993 to 1995, Mr. Atwood served as president and chief executive officer of Glycomed, Inc., a publicly traded biotechnology company, of which he was a founder. Mr. Atwood also co-founded and served as member of the Board of Directors of Perkin Elmer/Cetus Instruments, a joint venture for robotics automation and genomics research instruments. Mr. Atwood currently serves on the Board of Directors of Cadence Pharmaceuticals, Inc. and Clovis Oncology, Inc. Mr. Atwood holds a B.S. in Biological Sciences from the University of California, Irvine, a Master’s degree from the University of California, Davis, and an M.B.A. from Harvard Business School. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Atwood’s experience as a director of other publicly traded and privately-held companies, as well as his experience founding and serving as president and chief executive officer for a publicly traded biopharmaceutical company, give him the qualifications, skills and financial expertise to serve on our Board of Directors.

Nina Kjellson. Ms. Kjellson has served on our Board of Directors since February 2007. Ms. Kjellson is a managing director at InterWest Partners, a venture capital firm, where she has been employed since 2002. From June 2000 to June 2002, she served as an investment manager at Bay City Capital, a life sciences merchant bank, and from October 1999 to June 2000, as a research associate at Oracle Partners, a healthcare-focused hedge fund. From August 1997 to September 1999, Ms. Kjellson conducted health policy and survey research with the Kaiser Family Foundation, a private foundation focusing on healthcare issues. She holds a B.A. in Human Biology from Stanford University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Kjellson’s extensive healthcare investment experience, knowledge of financial markets and expertise in biopharmaceuticals companies provides our Board of Directors with complementary expertise and give her the knowledge, qualifications and skills to serve on our Board of Directors.

Brendan O’Leary, Ph.D. Dr. O’Leary served on our Board of Directors from February 2007 to March 2008 and then re-joined our board in September 2010. Dr. O’Leary is a managing member of Prism VentureWorks and focuses on investments in the pharmaceutical, medical device, and diagnostic sectors. He was formerly on the boards of several highly successful venture-backed companies including Atritech, BioRexis Pharmaceutical Corporation, Serica Technologies, Inc. and he currently serves on several other boards in the life sciences sector. Dr. O’Leary has over a dozen years of experience in the biotechnology and medical technology arenas and has held senior operating positions at companies such as Meso Scale Discovery and IGEN International. He is also an accomplished scientist with numerous publications, inventions and commercialized products to his credit. Dr. O’Leary received his Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology. He holds a B.A. in Chemistry and Economics from Middlebury College. Dr. O’Leary was also a Kauffman Fellow. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. O’Leary’s substantial experience in the pharmaceutical industry, including his diversified background as a venture capital investor and as executive in operating roles at pharmaceutical and medical diagnostics companies, give him the qualifications, skills and expertise to serve on our Board of Directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

David S. Kabakoff, Ph.D. Dr. Kabakoff has served on our Board of Directors since March 2006 and has served as Chairman of our Board of Directors since February 2007. From May 2007 to December 2009, Dr. Kabakoff served as an Executive-in-Residence with Sofinnova Ventures, a venture capital firm, and he has served as an Executive Partner with Sofinnova Ventures since January 2010. Since August 2000, Dr. Kabakoff has served as the president of Strategy Advisors, LLC, a consulting firm. From January 2001 to June 2005, Dr. Kabakoff also served as the founder, chairman and chief executive officer of Salmedix, Inc., a biotechnology company, which was acquired by Cephalon, Inc. From May 1996 to August 2000, Dr. Kabakoff served in senior executive positions at Dura Pharmaceuticals Inc., a specialty pharmaceuticals company. Dr. Kabakoff serves on the Board of Directors of InterMune, Inc. and several private companies including as Chairman of Cebix, Inc.

and Amplimmune Inc. Dr. Kabakoff holds a B.A. in Chemistry from Case Western Reserve University and a Ph.D. in Chemistry from Yale University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Kabakoff’s expertise in technology and product development programs in the pharmaceutical, biopharmaceutical, and drug delivery fields provides our Board of Directors with complementary expertise and gives him valuable insight into our industry and the seasoned business judgment and broad strategic vision which enables him to serve as an effective and valuable director and to have the qualifications and leadership and other skills to serve as the Chairman of our Board of Directors.

Risa Stack, Ph.D. Dr. Stack has served on our Board of Directors since March 2008. Dr. Stack is currently the General Manager, GE Emerging Health Innovations. From 2003 to 2013, Dr. Stack was a partner at Kleiner Perkins Caufield & Byers, a venture capital firm. From 1996 to 2003, she was a principal at J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. From 1990 to 1996, Dr. Stack was a derivative specialist on the Chicago Board of Trade. Dr. Stack currently serves on the Board of Directors of the privately held companies, CardioDx, Inc., Nodality, Inc. and Nexus Dx, Inc., and is a board observer at Epizyme Corporation, Veracyte, Inc., and Tethys Biosciences, Inc. Dr. Stack holds a B.S. in Genetics and Development with distinction from the University of Illinois and a Ph.D. in Immunology from the University of Chicago. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Stack’s extensive investment experience, knowledge of financial markets and expertise in personalized medicine, therapeutics, and platform technologies companies give her the qualifications, skills and financial expertise to serve on our Board of Directors.

Paul Truex. Mr. Truex has served on our Board of Directors since February 2008. Since September 2004, Mr. Truex has been the president and chief executive officer of Anthera Pharmaceuticals, Inc., a pharmaceutical company, which he founded. From October 2001 to September 2004, Mr. Truex served as a member of the Board of Directors and president and chief executive officer of Peninsula Pharmaceuticals, Inc., a biopharmaceutical company. From April 2000 to September 2001, Mr. Truex was vice president of commercial development of Vicuron, Inc., a biopharmaceutical company. From July 1997 to April 2000, Mr. Truex held various positions at Eli Lilly and Company, a pharmaceutical company. Mr. Truex currently serves on the Board of Directors of Anthera Pharmaceuticals, Inc. and Eiger Biopharmaceuticals, Inc. Mr. Truex holds an M.B.A. in marketing and finance from Indiana University and a B.A. in economics from the University of Waterloo. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Truex’s substantial experience in the pharmaceutical industry, including his current role as president and chief executive officer of another publicly traded biopharmaceutical company and his diversified background as an executive make him a valuable addition to our Board of Directors.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2013:

Name	Age	Position
Jeffrey Stein, Ph.D.	58	President, Chief Executive Officer and Director
Kenneth Bartizal, Ph.D.	62	Chief Development Officer
John Finn, Ph.D.	57	Chief Scientific Officer
Philippe Prokocimer, M.D.	63	Chief Medical Officer
J. Craig Thompson	46	Chief Commercial Officer
John P. Schmid	50	Chief Financial Officer
Michael Morneau	48	Vice President Finance and Chief Accounting Officer

The following is biographical information as of March 31, 2013 for our executive officers other than Dr. Stein, whose biographical information is included above.

Kenneth Bartizal, Ph.D. Dr. Bartizal has served as our Chief Development Officer since June 2007. From 1988 to 2007, he served as executive director and head of infectious disease research at Merck & Co., Inc., a pharmaceutical company. From 1986 to 1988, Dr. Bartizal served as a research scientist at Pfizer Inc., a pharmaceutical company. From 1983 to 1986, he was a faculty member and conducted research at the Kirksville College of Osteopathic Medicine and Northeast Missouri State University. Dr. Bartizal holds a B.S. in Professional Studies, an M.S. in Physiology and a Ph.D. in Microbiology and Biochemistry from the University of Notre Dame. Dr. Bartizal performed postdoctoral research at the University of Wisconsin from 1981 to 1983.

John Finn, Ph.D. Dr. Finn has served as our Chief Scientific Officer since February 2007 and is a co-founder of our company. From July 2004 to February 2007, he served as our president. From December 2003 to June 2004, Dr. Finn served as the vice president of drug discovery at Elitra Pharmaceuticals Inc., a biopharmaceutical company. From January 1998 to March 2003, Dr. Finn served as the senior director of lead discovery and optimization at Cubist Pharmaceuticals, Inc., a biopharmaceutical company. From January 1995 to December 1997, Dr. Finn served as associate director at Synaptic Pharmaceutical Corporation, a biopharmaceutical company. From December 1984 to January 1995, Dr. Finn served as the senior scientist of American Cyanamid Company. Dr. Finn holds a B.S. in chemistry from Villanova University and a Ph.D. from the University of Illinois.

Philippe Prokocimer, M.D. Dr. Prokocimer has served as our Chief Medical Officer since July 2007. From 2003 to 2007, he served as a vice president, clinical research at Johnson & Johnson Pharmaceutical Research and Development, L.L.C. From 2001 to 2003, Dr. Prokocimer served as vice president, clinical research at Maxim Pharmaceuticals, Inc., a biopharmaceutical company, and from 1994 to 2001, he served as vice president of anti-infectives clinical research at Aventis Pharmaceuticals, Inc., a pharmaceutical company. From 1987 to 1994, Dr. Prokocimer served as associate medical director for Abbott Laboratories, a healthcare company. Dr. Prokocimer is board certified in Anesthesiology and Critical Care Medicine from Centre Hospitalier-Universitaire Bichat-Beaujon. He holds an M.D. from the School of Medicine (Centre Hospitalier-Universitaire Pitie-Salpetriere) in Paris, France and undertook his post-doctoral research fellowship in adrenergic pharmacology at Stanford University from 1984 to 1986.

J. Craig Thompson. Mr. Thompson has served as our Chief Commercial Officer since January 2011. From 2003 to 2011, Mr. Thompson served in various Global and US Commercial roles with Pfizer Inc., and most recently held the position of Vice President of Marketing for Pfizer’s Specialty Care Business Unit where he was directly responsible for the U.S. commercial strategy for products with over $1.5 billion in annual U.S. sales. From 1992 to 2003, Mr. Thompson served in positions of increasing responsibility at Merck & Co., Inc., where he most notably worked on the commercial planning and marketing activities for the company’s anti-infectives as well as on major cardiovascular brands. Mr. Thompson holds a Bachelor’s degree in Commerce from McMaster University and an MBA from the University of Notre Dame.

John P. Schmid. Mr. Schmid has served as our Chief Financial Officer since June 2004 and is a co-founder of our company. From 1998 to 2003, Mr. Schmid served as the chief financial officer of GeneFormatics, Inc., a structural proteomics company, where he was a co-founder. From 1995 to 1998, Mr. Schmid served as the chief financial officer of Endonetics, Inc., a biotechnology company. From 1992 to 1995, Mr. Schmid was an associate with Idanta Partners, a venture capital firm. From 1987 to 1992, Mr. Schmid served as a vice president at Home Federal Bank. From 1985 to 1986, Mr. Schmid served as a financial analyst for Manufacturers Hanover Trust Company. In addition, from 1994 to 2005, Mr. Schmid served as a member of the board of directors and as president of the San Diego Venture Group in 1995. Mr. Schmid holds a B.A. in Economics from Wesleyan University and an M.B.A. from the University of San Diego.

Michael Morneau. Mr. Morneau joined the company in December 2009 as Senior Finance Director and Corporate Controller. In August 2010, he was promoted to Vice President of Finance and Chief Accounting Officer. Prior to joining Trius, in 2008 and 2009 he was a Finance Director at Eli Lilly and Company within Lilly Research Labs in San Diego. From 2006 to 2008, Mr. Morneau was Director of Finance and Accounting at SGX Pharmaceuticals, Inc., a biotechnology company that was acquired by Eli Lilly. From 2004 to 2006, he was Controller at Momenta Pharmaceuticals, Inc., a biotechnology company. From 2003 to 2004, Mr. Morneau was

Corporate Controller at Gensym Corporation, a software company. Prior to 2003, Mr. Morneau spent ten years at PricewaterhouseCoopers LLP, and its predecessors in various positions of continuing responsibility, the last five years of which as a manager of business assurance in the firm’s technology practice. Mr. Morneau is a C.P.A. (expired) and holds a Bachelor’s degree in Mathematics from the University of New Hampshire and Master’s degrees in Accounting and Business Administration from Southern New Hampshire University (formerly New Hampshire College).

KEY EMPLOYEES

The following table sets forth information regarding our key employees as of March 31, 2013:

Name	Age	Position
Karen E. Potts, Ph.D.	50	Senior Vice President of Regulatory Affairs
Karen Joy Shaw, Ph.D.	57	Senior Vice President of Biology

The following is biographical information as of March 31, 2013 for our key employees.

Karen E. Potts, Ph.D. Dr. Potts has served as our Vice President of Regulatory Affairs since September 2009 and was promoted to Senior Vice President of Regulatory Affairs in March 2012. From April 2006 to February 2009, she served as senior director, regulatory policy at Allergan, Inc., a specialty pharmaceutical company. From August 2003 to March 2006, Dr. Potts served as director, regulatory affairs at Isis Pharmaceuticals, Inc., a biopharmaceutical company. From November 1999 to July 2003, she served as associate director, regulatory affairs at Pfizer Inc., a pharmaceutical company, and from March 1996 to October 1999, she served as senior research scientist, virology at Agouron Pharmaceuticals, Inc., a biopharmaceutical company. From October 1993 to March 1996, Dr. Potts served as a senior research scientist in infectious disease at G.D. Searle & Company and before that, from January 1991 to October 1993, Dr. Potts was a post-doctoral fellow at the Center for Disease Control, Division of HIV/AIDs. Dr. Potts holds a B.A. in Biology from Smith College and a Ph.D. in Microbiology and Immunology from Emory University.

Karen Joy Shaw, Ph.D. Dr. Shaw has served as our Senior Vice President of Biology since 2007 and served as one of our scientific advisors from 2005 to 2007. From 1999 to 2005, she served as team leader, infectious diseases at Johnson & Johnson Pharmaceutical Research & Development, L.L.C., a pharmaceutical research and development company. From 1984 to 1999, she served in roles of increasing responsibility at Schering-Plough Research Institute. From 1981 to 1983, Dr. Shaw was a post-doctoral fellow at Washington University School of Medicine. Dr. Shaw holds a B.S. in Biology from Brooklyn College and a Ph.D. in genetics from the University of Connecticut.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market, or NASDAQ, listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board of Directors has affirmatively determined that our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Dr. Stein, the Company’s President and Chief Executive Officer, who is not an independent director by virtue of his employment with the Company. In making this determination, our Board of Directors found that none of the directors or nominees for director, with the exception of Dr. Stein, had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors has an independent chair, Dr. Kabakoff, who has authority, among other things, to call and preside over Board of Directors meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board has substantial ability to shape the work of our Board of Directors. We believe that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chairman of the Board can enhance the effectiveness of our Board of Directors as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board of Directors’ key functions is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors met nine times during the last fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served during the portion of the last fiscal year for which they were directors or committee members, respectively.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2012 for each of the Board of Directors committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Brian G. Atwood	X
Karin Eastham	X	*
David S. Kabakoff, Ph.D.	X				X
Nina Kjellson			X		X	*
Brendan O’Leary, Ph.D.					X
Michael Powell, Ph.D.(1)			X
Theodore R. Schroeder			X	*
Risa Stack, Ph.D.					X
Paul Truex			X
Total meetings in fiscal 2012	4		5		3

*	Committee Chairperson
(1)	Dr. Powell served on the Board of Directors and the Compensation Committee until May 2012.

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. Our Audit Committee is composed of Mr. Atwood, Ms. Eastham and Dr. Kabakoff, each of whom is a non-employee director of our Board of Directors. Ms. Eastham serves as the chair of our Audit Committee. Our Board of Directors has also determined that each of the directors serving on our Audit Committee is independent as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards. The functions of our Audit Committee include, among other things:

•	Evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	Reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	Monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•	Reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•

Reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	Reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	Establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	Preparing the report that the SEC requires in our annual proxy statement;

•	Reviewing and providing oversight with respect to any related party transactions and monitoring compliance with our code of ethics;

•	Reviewing our investment policy on a periodic basis;

•	Reviewing and conferring with management and our independent auditors regarding the scope, adequacy and effectiveness of our internal controls over financial reporting;

•	Reviewing and discussing with management and, as appropriate, our independent auditors our guidelines and policies with respect to risk assessment and risk management; and

•	Reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

Our Audit Committee has adopted a written charter that is available to stockholders on our website at investor.triusrx.com/governance.cfm.

Our Board of Directors has also determined that Ms. Eastham qualifies as an “audit committee financial expert,” within the meaning of SEC regulations and the applicable NASDAQ rules and regulations. In making this determination, our Board of Directors has considered the formal education and nature and scope of Ms. Eastham’s previous experience, coupled with past and present service on various audit committees.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Audit Committee

Karin Eastham, Chair

Brian G. Atwood

David S. Kabakoff, Ph.D.

Compensation Committee

Our Compensation Committee is composed of Ms. Kjellson, Mr. Schroeder and Mr. Truex. Mr. Schroeder serves as the chair of our Compensation Committee. Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and is independent as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards. Our Compensation Committee acts on behalf of the Board of Directors to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:

•	Reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers;

•

Reviewing and recommending to our Board of Directors performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	Evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	Evaluating and recommending to our Board of Directors the type and amount of compensation to be paid or awarded to Board of Directors members;

•	Administering our equity incentive plans;

•	Establishing policies with respect to equity compensation arrangements;

•	Reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

Reviewing and recommending to our Board of Directors the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	Reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC;

•	Preparing the report that the SEC requires in our annual proxy statement;

•	Reviewing the adequacy of our Compensation Committee charter on a periodic basis; and

•	Reviewing and evaluating, at least annually, the performance of the Compensation Committee.

Our Compensation Committee has adopted a written charter that is available to stockholders on our website at investor.triusrx.com/governance.cfm.

Compensation Committee Processes and Procedures

Our Compensation Committee meets as necessary to address executive compensation matters. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with our Chief Executive Officer. Our Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation. The charter of our Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In March 2011, our Compensation Committee formed a Non-Officer Stock Option Committee, currently comprised of Dr. Stein, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees and consultants, particularly new employees and consultants, within specified limits approved by the Compensation Committee. As part of its oversight function, our Compensation Committee will review on a periodic basis the list of grants made by the subcommittee.

Generally, our Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any recommended adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data and analyses of historical executive compensation levels and current company-wide compensation levels.

During 2011, the Compensation Committee engaged Radford, an Aon Hewitt Company, as compensation consultants. The Compensation Committee chose Radford based upon its industry reputation as well as previous dealings with Radford, both by the Company and many of the Compensation Committee’s members. The Compensation Committee requested that Radford:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford was requested by our Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. In its analysis, Radford reviewed our current compensation philosophies as compared to the identified peer group and presented recommendations for key decisions related to our compensation practices. At the request of our Compensation Committee, Radford also conducted individual interviews with members of our Compensation Committee and management and other employees identified by the Compensation Committee to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Radford ultimately developed recommendations that were presented to our Compensation Committee for its consideration.

During 2012, Radford was engaged once again by the Compensation Committee to reassess the peer group and to provide recommendations to the Compensation Committee regarding 2013 compensation amounts to be paid to our executive officers. These recommendations are discussed in the Compensation Discussion and

Analysis section of this proxy statement. At a meeting held during the first quarter of 2013, our Compensation Committee reviewed our annual compensation and the recommendations of Radford and recommended to our Board of Directors adjustments to the annual salaries, bonus and equity awards and new performance objectives for our executive officers.

THE SPECIFIC DETERMINATIONS OF OUR COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 ARE DESCRIBED IN GREATER DETAIL IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Ms. Kjellson, Dr. Powell (who served until May 2012), Mr. Schroeder and Mr. Truex during the fiscal year ended December 31, 2012. No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the Compensation Committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee. Prior to establishing the Compensation Committee, our full Board of Directors made decisions relating to compensation of our officers.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Trius under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or the CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee

Theodore R. Schroeder, Chair

Nina Kjellson

Paul Truex

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Dr. Kabakoff, Ms. Kjellson, Dr. O’Leary and Dr. Stack. Ms. Kjellson serves as the chair of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is independent as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards. The functions of the Nominating and Corporate Governance Committee include, among other things:

•	Identifying, reviewing and evaluating candidates to serve on our Board of Directors;

•	Determining the minimum qualifications for service on our Board of Directors;

•	Evaluating director performance on the Board of Directors and applicable committees of the Board of Directors;

•	Interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors;

•	Considering nominations by stockholders of candidates for election to our Board of Directors;

•	Considering and assessing the independence of members of our Board of Directors;

•	Developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles;

•

Periodically reviewing our policy statements to determine their adherence to our code of business conduct and ethics and considering any request by our directors or executive officers for a waiver from such code;

•	Reviewing the adequacy of its charter on an annual basis; and

•	Evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at investor.triusrx.com/governance.cfm.

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Our Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of our Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors may do so by delivering a written recommendation to our Nominating and Corporate Governance Committee at the following address: 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121, no later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Additionally, stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors must include in the submission, as to the stockholder giving the notice, the name and address of such stockholder, the class, series and number of our shares that are owned by such stockholder, and such other information as is specified in our Amended and Restated Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors should carefully review our Amended and Restated Bylaws for additional required information with respect to stockholder nominations of director candidates.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, we have not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent.

CODE OF ETHICS

We have adopted the Trius Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on our website at investor.triusrx.com/governance.cfm. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

ACCOUNTING AND AUDITING MATTERS OPEN DOOR POLICY

We have adopted an Open Door Policy on Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. Information regarding the process for reporting such complaints is available on our website at investor.triusrx.com/governance.cfm.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory basis, the compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2012, or our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, are strongly aligned with our stockholders’ interests and are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. Please read the “Executive Compensation—Compensation Discussion and Analysis” beginning on page 44 of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every one year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote.

The Board of Directors believes that every three years is the appropriate frequency for this vote and is recommending that the stockholders support a triennial say-on-pay voting frequency. Our executive compensation programs are intended to have a focus that is longer than the current year for which compensation is paid. Because of the nature of the biopharmaceutical industry, which includes long product life cycles, research and development timelines and regulatory processes, and our current stage of growth, we believe we should place significant emphasis on long-term performance and compensation programs and decisions that are aligned with, and motivate, such performance. While we recognize that there are many who support an annual vote, we believe that conducting an annual vote on executive compensation would place undue emphasis on short-term performance to the potential detriment of our long-term performance and return for our stockholders. As a result, the Board of Directors believes that our executive compensation programs should be evaluated over a period longer than one year and that three years is an appropriate period over which to evaluate the effectiveness of those programs. Moreover, we believe that three years will provide an adequate period of time for us to obtain feedback from stockholders on our compensation programs and decisions and will better enable us to understand and respond appropriately to the advisory “say-on-pay” vote results.

Accordingly, the Board of Directors is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years, or abstaining from voting on the proposal.

While the Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every one year, every two years or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

The Board of Directors and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board of Directors will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board of Directors or us, the Board of Directors may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “THREE YEARS” ON PROPOSAL 3.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE 2010 EQUITY INCENTIVE PLAN

In February 2010, our Board of Directors adopted, and our stockholders subsequently approved the Trius Therapeutics, Inc. 2010 Equity Incentive Plan, or the 2010 Plan, and the Trius Therapeutics, Inc. 2010 Non-Employee Directors’ Stock Option Plan, or the 2010 Directors’ Plan.

On March 7, 2013, the Board of Directors approved amending each of the 2010 Plan and the 2010 Directors’ Plan contingent on stockholder approval of an increase in the aggregate number of shares authorized for issuance under the 2010 Plan by 5,100,000 shares, or the Amendment.

In this Proposal 4, our Board of Directors is requesting stockholder approval of the Amendment in order to (i) increase the number of shares of common stock authorized for issuance under the 2010 Plan by 5,100,000 shares, and (ii) for purposes of Section 162(m) of the Code, (a) confirm the applicable award limits for purposes of compliance with Section 162(m), (b) confirm existing performance criteria upon which performance goals may be based with respect to performance awards under the 2010 Plan, and (c) confirm existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the 2010 Plan.

At the time it became effective, there were an aggregate total of 2,448,814 shares of common stock initially reserved for issuance under the 2010 Plan. The 2010 Plan contained an “evergreen” provision, pursuant to which the number of shares of common stock available for issuance under the 2010 Plan would automatically increase on January 1 of each calendar year through January 1, 2020, by the lesser of (a) 3% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 800,000 shares, or (c) a number determined by our Board of Directors that is less than (a) or (b). In addition, the 2010 Plan provides that its share reserve will be increased by any shares underlying outstanding stock awards granted under the Trius Therapeutics, Inc. Amended and Restated 2006 Equity Incentive Plan, or the 2006 Plan, that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares, or the 2006 Returning Shares. The 2010 Plan also provided that shares of common stock received from the exercise of stock options and stock appreciation rights or withheld for taxes upon the exercise of stock options and stock appreciation rights would be returned to our share reserve. In addition, the 2010 Plan allowed for the repricing of outstanding equity awards and the cancellation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2010 Plan without prior stockholder approval.

Contingent on stockholder approval of the Amendment subject to this Proposal 4, the 2010 Plan has been amended to: (1) increase the aggregate number of shares available for issuance under the 2010 Plan by 5,100,000 shares; (2) eliminate the “evergreen” provision pursuant to which the number of shares of common stock available for issuance under the 2010 Plan would automatically increase each year; (3) provide that shares of common stock received by the Company in consideration for the exercise of stock options and stock appreciation rights or withheld for taxes upon the exercise of stock options and stock appreciation rights will not be returned to our share reserve; (4) eliminate the Board of Director’s ability to reprice and cancel outstanding equity awards without prior stockholder approval; and (5) provide that the number of shares available for issuance under the 2010 Plan will be reduced by one share for each share of common stock subject to a stock option or stock appreciation right and by 1.5 shares for each share of common stock subject to any other type of award issued pursuant to the 2010 Plan, and such shares of common stock will return to the share reserve at the same rates.

Prior to stockholder approval of the Amendment subject to this Proposal 4, the 2010 Directors’ Plan contained an “evergreen” provision, which provided that the number of shares of common stock available for issuance under Plan would automatically increase on January 1 of each calendar year through January 1, 2020, by the lesser of (a) the aggregate number of shares granted during the immediately preceding calendar year, (b) 150,000 shares, or (c) a number determined by our Board of Directors that is less than (a) or (b). In addition, the 2010 Directors’ Plan contains a provision pursuant to which shares of common stock received from the exercise of stock options or withheld for taxes upon exercise of stock options would be returned to our share reserve.

Contingent on stockholder approval of the Amendment subject to this Proposal 4, the 2010 Directors’ Plan has been amended to: (1) eliminate the “evergreen” provision after the increase in shares that takes effect on January 1, 2015 and (2) provide that shares of common stock received from the exercise of stock options or withheld for taxes upon the exercise of stock options will not be returned to our share reserve.

Our Board of Directors adopted these amendments to the 2010 Plan and the 2010 Directors’ Plan to allow our stockholders to have direct input on our equity compensation programs and to ensure that stock awards can be granted at levels determined appropriate by our Board of Directors and Compensation Committee.

Stockholders are requested in this Proposal 4 to approve the Amendment to increase the number of shares of our common stock reserved for issuance under the 2010 Plan by an additional 5,100,000 shares to an aggregate total of 9,867,994 shares (such number to be increased for any 2006 Returning Shares occurring after March 31, 2013).

The Board of Directors believes the Amendment is necessary to ensure that the number of shares remaining available for issuance under the 2010 Plan is sufficient, in light of our current capitalization, to allow us to continue to attract and retain the services of talented individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in the form of stock awards to attract and retain key employees, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other employees. We grant options or other stock awards to newly hired or continuing employees based on both competitive market conditions and individual performance.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the amendments to the 2010 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. A copy of the 2010 Plan, as amended, is appended to this proxy statement as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 4.

The essential features of the 2010 Plan are outlined below:

General

The 2010 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of stock awards, or collectively, stock awards. The 2010 Plan also provides the ability to grant performance stock awards and performance cash awards, or together, performance awards, that may qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the Code, as explained in greater detail below.

Incentive stock options granted under the 2010 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2010 Plan are not intended to qualify as incentive stock options under the Code. See “U.S. Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

Our Board of Directors adopted the 2010 Plan to provide a means to secure and retain the services the employees, directors, and consultants employed by us and our affiliates, to provide a means by which these eligible individuals may be given an opportunity to benefit from increases in the value of our common stock through the grant of stock awards, and thereby align the long-term compensation and interests of those individuals with our stockholders.

Administration

Our Board of Directors has authority to administer the 2010 Plan. Subject to the provisions of the 2010 Plan, the Board of Directors has the authority to construe and interpret the 2010 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the fair market value applicable to a stock award, the exercise price of stock options and stock appreciation rights, the type of consideration permitted to exercise or purchase each stock award, and other terms and conditions.

Our Board of Directors has the authority to delegate some or all of the administration of the 2010 Plan to a committee or committees. In the discretion of the Board of Directors, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. For this purpose, a “non-employee director” generally is a director who does not receive remuneration from us other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 under the Exchange Act). An “outside director” generally is a director who is neither our current or former officer nor our current employee, does not receive any remuneration from us other than compensation for service as a director, and is not employed by and does not have ownership interests in an entity that receives remuneration from us (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee. As used herein with respect to the 2010 Plan, the “Plan Administrator” refers to any committee the Board of Directors appoints or, if applicable, any subcommittee, as well as to the Board of Directors itself.

In accordance with the provisions of the 2010 Plan, the Board of Directors has delegated concurrent authority to administer the 2010 Plan to the Compensation Committee, but may, at any time, revest in itself some or all of the power previously delegated to the Compensation Committee.

Repricing; Cancellation and Re-Grant of Stock Awards

Subject to the approval of this Proposal 4, under the 2010 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase, or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Eligibility

As of the record date for the annual meeting, all of our executive officers, non-employee directors, consultants, and other regular employees were eligible to participate in the 2010 Plan. Incentive stock options may be granted under the 2010 Plan only to our and our affiliates’ employees (including officers). All of the employees (including officers), non-employee directors and consultants of us and our affiliates are eligible to receive all other types of stock awards and performance awards (including performance cash awards) under the 2010 Plan.

Dilution

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual burn rate, dilution, and equity expense to ensure that we maximize stockholders’ value by granting only the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

In 2012, our gross burn rate was 4.1% compared to 2.4% in 2011 and 10.7% in 2010. Our net burn rate in 2012 was positive and our average net burn rate for the past three years is 5.7%.

The following table shows our responsible burn rate history.

Fiscal Year	2012	2011	2010
Gross Burn Rate (1)	4.1%	2.4%	10.7%
Net Burn Rate (2)	4.0%	2.4%	10.7%

(1)	Gross Burn Rate for a fiscal year is (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common shares outstanding.
(2)	Net Burn Rate for a fiscal year is (shares subject to options granted + shares subject to other equity incentive awards granted—shares subject to options and other equity incentives that expired, terminated or were forfeited)/weighted average common shares outstanding.

If the Amendment is approved by our stockholders, we will have approximately 5,400,000 shares available for grant after our 2013 annual meeting of stockholders, which we anticipate being a two year pool of shares and necessary to provide a predictable amount of equity for attracting, retaining and motivating employees.

Shares Available for Awards under the 2010 Plan

Subject to approval of this Proposal 4, an aggregate of 9,867,994 shares of common stock will be reserved for issuance under the 2010 Plan (such number to be increased for any 2006 Returning Shares occurring after March 31, 2013). As of March 15, 2013, stock options covering an aggregate of 4,412,545 shares of common stock were outstanding under the 2010 Plan, and 314,554 shares remained available for future grant under the 2010 Plan (not including shares that would be added to the 2010 Plan pursuant to the “evergreen” share provision, but for the amendment to the 2010 Plan eliminating such provision, contingent on stockholder approval of the Amendment). The weighted average exercise price of all options outstanding under the 2010 Plan as of March 15, 2013 was approximately $5.20, and the weighted average remaining term of such options was approximately nine years. As of March 15, 2013, there were no shares subject to any other types of awards outstanding. As of March 15, 2013, the closing price of our common stock as reported on the NASDAQ Global Market was $6.76 per share. A total of 47,869,291 shares of common stock were outstanding as of the record date.

Subject to approval of this Proposal 4, the number of shares available for issuance under the 2010 Plan will be reduced by (1) one share for each share of common stock issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (2) 1.5 shares for each share of common stock issued pursuant to restricted stock awards, restricted stock unit awards, performance stock awards, or other stock awards granted under the 2010 Plan.

Subject to approval of this Proposal 4, to the extent there is a share of common stock issued pursuant to a stock award (whether granted under the 2010 Plan or the 2006 Plan), other than a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying stock on the date of grant, and such share of common stock again becomes available for issuance under the 2010 Plan, then the number of shares of common stock available for issuance under the 2010 Plan will increase by 1.5 shares.

Subject to approval of this Proposal 4, any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) will not again become available for issuance under the 2010 Plan. Additionally, any shares reacquired by us pursuant to our withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right will not again become available for issuance under the 2010 Plan.

However, if a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the 2010 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to, or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2010 Plan. Any shares reacquired by us pursuant to our withholding obligations in connection with a restricted stock award, restricted stock unit award, performance stock award or other stock award will become available for issuance under the 2010 Plan.

Section 162(m) Limits

Under the 2010 Plan, a maximum of 800,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 800,000 shares of our common stock in the case of performance stock awards and $1,000,000 in the case of performance cash awards. Such limits are designed to allow us to grant awards that are exempt from the $1,000,000 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. In seeking stockholder approval of the Amendment, we are also seeking stockholder approval of the above limits under Section 162(m) of the Code, as well as confirming the existing performance criteria upon which performance goals may be based with respect to performance awards under the 2010 Plan, and confirming the existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the 2010 Plan.

Terms of Stock Options

Stock options may be granted under the 2010 Plan pursuant to stock option agreements adopted by the Plan Administrator. The 2010 Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. The following is a description of the permissible terms of stock options under the 2010 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant unless certain conditions apply. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

Consideration. Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2010 Plan will be determined by the Plan Administrator and may include (1) cash, check, bank draft or money order made payable to us, (2) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (3) common stock previously owned by the participant, (4) a net exercise feature (for NSOs only), or (5) other legal consideration approved by the Plan Administrator.

Vesting. Stock options granted under the 2010 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2010 Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Term. The term of stock options granted under the 2010 Plan may not exceed ten years and, in some cases (see “Limitations” below), may not exceed five years.

Termination of Service. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the 2010 Plan generally terminate three months after termination of the optionholder’s service unless (1) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (2) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (3) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (4) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Restrictions on Transfer. Generally, a participant may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations, official marital settlement agreement or other divorce or separation instrument permitted under applicable law. During the lifetime of the participant, only the participant may exercise an incentive stock option. However, the Plan Administrator may grant nonstatutory stock options that are transferable in certain limited instances. We may also allow a participant to designate a beneficiary who may exercise an option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2010 Plan is 21,655,490 shares.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2010 Plan pursuant to stock appreciation right agreements approved by the Plan Administrator.

Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over (b) the strike price determined by the Plan Administrator on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, a combination of cash and stock, or any other form of consideration determined by the Plan Administrator.

Strike Price. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of our common stock on the date of grant.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Plan Administrator.

Term. The term of stock appreciation rights granted under the 2010 Plan may not exceed ten years.

Termination of Service and Restrictions on Transferability. Stock appreciation rights will be subject to the same conditions upon termination of a participant’s service and restrictions on transfer as stock options under the 2010 Plan.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2010 Plan pursuant to restricted stock award agreements adopted by the Plan Administrator.

Consideration. Payment of any purchase price may be made in any legal form acceptable to the Plan Administrator.

Vesting. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator.

Termination of Service. Generally, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restrictions on Transfer. Generally, a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2010 Plan pursuant to restricted stock unit award agreements adopted by the Plan Administrator.

Consideration. Payment of any purchase price may be made in any legal form acceptable to the Plan Administrator.

Settlement of Awards. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement.

Vesting. Shares of our common stock acquired under a restricted stock unit award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator.

Dividend Equivalents. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award.

Termination of Service. Generally, restricted stock unit awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restrictions on Transfer. Generally, restricted stock unit awards may be transferred only upon such terms and conditions as are set forth in the restricted stock unit award agreement.

Terms of Performance Awards

General. The 2010 Plan is designed to allow us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered employee imposed by Section 162(m) of the Code, if certain conditions are met.

Performance Goals. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board of Directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2010 Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2010 Plan will be based on any one or more of, or a combination of the following performance criteria:(1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; and (33) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, the Compensation Committee (and the Board of Directors, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Terms of Other Stock Awards

General. The Plan Administrator may grant other stock awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2010 Plan, the Plan Administrator has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of our common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2010 Plan.

Vesting. Other stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator.

Changes to Capital Structure

In the event of certain changes to the outstanding shares of our common stock without our receipt of consideration (whether through a stock split or other specified change in our capital structure), the Plan Administrator will appropriately adjust: (1) the class(es) and maximum number of securities subject to the 2010 Plan; (2) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (3) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (4) the class(es) and number of securities and the price per share of stock subject to outstanding stock awards.

Corporate Transactions; Changes in Control

In the event of a corporate transaction (as defined in the 2010 Plan and described below), the Board of Directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board of Directors at the time of grant:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock option or to substitute a similar stock option for the stock option (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock option to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock option and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock option;

•

cancel or arrange for the cancellation of the stock option, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and

•

make a payment, in such form as may be determined by the Board of Directors, equal to the excess, if any, of (A) the value of the property the participant would have received upon the exercise of the stock option immediately prior to the effective time of the corporate transaction, over (B) any exercise price payable in connection with such exercise.

The Board of Directors is not obligated to treat all stock options or portions of stock options in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2010 Plan, a corporate transaction will be deemed to occur in the event of the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Plan Duration, Termination and Amendment

Our Board of Directors will have the authority to amend or terminate the 2010 Plan at any time, subject to any required stockholder approval. However, except as otherwise provided in the 2010 Plan, no amendment or termination of the 2010 Plan may impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2010 Plan as required by applicable law and listing requirements. Unless terminated sooner by the Board of Directors, the 2010 Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (1) the date the Plan is adopted by the Board of Directors, or (2) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

U.S. Federal Income Tax Information

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2010 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2010 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2010 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Awards under the 2010 Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the Amendment. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers or employees under the 2010 Plan, as amended.

Required Vote and Board of Directors Recommendation

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum but will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 4 is in our best interests and the best interests of our stockholders for the reasons stated above. The Board of Directors recommends a vote “FOR” the approval of the Amendment.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 2006 and performed review procedures for 2005 and 2004, our year of inception. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

“For” votes of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2012 and 2011 by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2012	2011
	(in thousands)
Audit Fees(1)	$351	$514
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$351	$514

(1)	Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements.

All fees described above were approved by our Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted a policy and certain procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit

Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Our Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 5.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 15, 2013 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 47,868,166 shares outstanding on March 15, 2013, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options, warrants or other rights that are either immediately exercisable or exercisable on May 14, 2013, which is 60 days after March 15, 2013. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
InterWest Partners IX, LP(1)	3,548,643	7.4%
2710 Sand Hill Road, Second Floor Menlo Park, CA 94025

Versant Venture Capital III, L.P. and its affiliates(2)	3,235,839	6.8%
3000 Sand Hill Road, Building 4, Suite 210 Menlo Park, CA 94025

Entities affiliated with Kleiner, Perkins, Caufield & Byers(3)	3,143,267	6.6%
c/o Kleiner, Perkins, Caufield & Byers 2750 Sand Hill Road Menlo Park, CA 94025

Prism Venture Partners V, L.P. and its affiliates(4)	2,958,230	6.2%
117 Kendrick Street, Suite 200 Needham, MA 02494

Wellington Management Company, LLP(5)	2,738,276	5.7%
280 Congress Street Boston, MA 02210

Nina Kjellson(6)	3,592,945	7.5%

Brian G. Atwood(7)	3,280,141	6.8%

Brendan O’Leary, Ph.D.(8)	3,011,865	6.3%

Jeffrey Stein, Ph.D.(9)	700,150	1.4%

John Finn, Ph.D.(10)	350,970	* %

John P. Schmid(11)	235,120	* %

Philippe Prokocimer, M.D.(12)	194,263	* %

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
David S. Kabakoff, Ph.D.(13)	163,866	*	%

J. Craig Thompson(14)	119,928	*	%

Karin Eastham(15)	64,555	*	%

Paul Truex(16)	58,673	*	%

Theodore R. Schroeder(17)	50,116	*	%

Risa Stack, Ph.D.(18)	44,302	*	%

Seth H. Z. Fischer(19)	833	*	%

All directors and executive officers as a group (15 persons)(20)	12,171,417	24.6%

*	Represents beneficial ownership of less than one percent.
(1)	Bruce A. Cleveland, Philip T. Gianos, W. Stephen Holmes, Nina Kjellson, Gilbert H. Kliman, Khaled A. Nasr, Arnold L. Oronsky and Douglas A. Pepper share voting and investment authority over the shares held by InterWest Partners IX, LP.
(2)	Includes 3,216,842 shares held by Versant Venture Capital III, L.P. and 18,997 shares held by Versant Side Fund III, L.P. Brian G. Atwood, Ross A. Jaffe, M.D., Samuel D. Colella, Donald B. Milder, Rebecca B. Robertson, Bradley J. Bolzon, Ph.D., William J. Link, Ph.D., Charles M. Warden, and Barbara N. Lubash, as managing directors of Versant Ventures III, LLC, share voting and investment authority over the shares held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P.
(3)	Includes 2,377,881 shares held by KPCB Pandemic Bio Defense Fund, LLC, 14,145 shares held by KPCB PBD Founders Fund, LLC and 751,241 shares beneficially owned by individuals and entities associated with Kleiner Perkins Caufield & Byers and held for convenience in the name of “KPCB Holdings, Inc.” as nominee, for the accounts of such individuals and entities, each of whom exercise their own voting and dispositive control over such shares. The managing member of KPCB Pandemic Bio Defense Fund, LLC and KPCB PBD Founders Fund, LLC is KPCB PBD Associates, LLC. Brook H. Byers, L. John Doerr, Joseph Lacob, Raymond J. Lane and Theodore E. Schlein, the managers of KPCB PBD Associates, LLC, or the Managers, exercise shared voting and dispositive control over the shares directly held by KPCB Pandemic Bio Defense Fund, LLC and KPCB PBD Founders Fund, LLC.
(4)	Includes 2,032,600 shares held by Prism Venture Partners V, L.P. and 925,630 shares held by Prism Venture Partners V-A, L.P. James A. Counihan, Brendan O’Leary and Steven J. Benson share voting and investment authority over the shares held by Prism Venture Partners V, L.P. and Prism Venture Partners V-A, L.P.
(5)	Based on Schedule 13G filed by Wellington Management Company, LLP on February 14, 2013, reporting ownership as of December 31, 2012.
(6)	Includes the shares of capital stock held by InterWest Partners IX, LP and 44,302 shares that Ms. Kjellson has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options. Bruce A. Cleveland, Philip T. Gianos, W. Stephen Holmes, Ms. Kjellson, Gilbert H. Kliman, Khaled A. Nasr, Arnold L. Oronsky and Douglas A. Pepper share voting and investment authority over the shares held by InterWest Partners IX, LP. Ms. Kjellson disclaims beneficial ownership of the shares held by InterWest Partners IX, LP, except to the extent of her proportionate pecuniary interest in these shares.
(7)

Includes the shares of capital stock held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. and 44,302 shares that Mr. Atwood has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options. Brian G. Atwood, Ross A. Jaffe, M.D., Samuel D. Colella, Donald B. Milder, Rebecca B. Robertson, Bradley J. Bolzon, Ph.D., William J. Link, Ph.D., Charles M. Warden, and Barbara N. Lubash, as managing directors of Versant Ventures III, LLC, share voting and investment authority over the shares held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. Mr. Atwood disclaims beneficial ownership of the shares held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P., except to the extent of his proportionate pecuniary interest in these shares.

(8)	Includes the shares of capital stock held by Prism Venture Partners V, L.P. and Prism Venture Partners V-A, L.P., 21,302 shares held by Dr. O’Leary and 32,333 shares that Dr. O’Leary has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options. James A. Counihan, Brendan O’Leary and Steven J. Benson share voting and investment authority over the shares held by Prism Venture Partners V, L.P. and Prism Venture Partners V-A, L.P. Dr. O’Leary disclaims beneficial ownership of the shares held by Prism Venture Partners V, L., except to the extent of his pro rata interest in these shares.
(9)	Includes 489,693 shares that Dr. Stein has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options and 210,457 shares held by the Jeff Stein and Catherine Naughton Revocable Trust.
(10)	Includes 158,828 shares that Dr. Finn has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options, 1,782 shares of common stock held by Dr. Finn and 190,360 shares of common stock held by the John and Deborah Finn Trust.
(11)	Includes 107,639 shares held by Mr. Schmid and 127,481 shares that Mr. Schmid has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options.
(12)	Includes 98,022 shares of common stock held by the Philippe and Maria Prokocimer Family Trust, 10,429 shares held by Dr. Prokocimer and 85,812 shares that Dr. Prokocimer has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options.
(13)	Includes 106,081 shares held by the David S. & Susan O. Kabakoff Family Trust, 52,500 shares that Dr. Kabakoff has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options and 5,285 shares held by Strategy Advisors, LLC Defined Benefit Plan.
(14)	Includes 970 shares held by Mr. Thompson and 118,958 shares that Mr. Thompson has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options.
(15)	Includes 12,114 shares held by the Karin Eastham Defined Benefit Plan, 6,000 shares held by Ms. Eastham and 46,441 shares that Ms. Eastham has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options, 2,181 unvested shares of which are subject to a right of repurchase in our favor as of May 14, 2013.
(16)	Includes 11,270 shares held by the 2005 Truex Family Trust u/d/t April 20, 2005 and 47,403 shares that Mr. Truex has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options.
(17)	Includes 50,116 shares that Mr. Schroeder has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options, 2,205 unvested shares of which are subject to a right of repurchase in our favor as of May 14, 2013.
(18)	Includes 44,302 shares that Dr. Stack has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of stock options.
(19)	Includes 833 shares that Mr. Fischer has the right to acquire from us within 60 days of March 15, 2013 pursuant to the exercise of a stock option that was granted to Mr. Fischer on April 3, 2013. Mr. Fischer was appointed to our Board of Directors on April 3, 2013.
(20)	Includes 1,525,432 shares subject to options that will be exercisable within 60 days of March 15, 2013 pursuant to the exercise of stock options, 4,386 unvested shares of which are subject to a right of repurchase in our favor as of May 14, 2013.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes securities available under our equity compensation plans as of December 31, 2012:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Awards		Weighted Average Exercise Price of Outstanding Options and Awards	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders:
2006 Equity Incentive Plan	713,141	(1)	$1.50	—
2010 Equity Incentive Plan	2,962,541	(1)	$4.73	975,231
2010 Non-Employee Directors’ Stock Option Plan	227,000	(1)	$6.59	199,000
2010 Employee Stock Purchase Plan	—			314,218
Equity compensation plans not approved by security holders:
None

(1)	All shares issuable upon exercise of options.

2006 Plan. During 2006, the Company adopted an equity compensation plan, the 2006 Plan, for eligible employees, officers, directors, advisors and consultants. The 2006 Plan provided for the grant of up to 1,588,495 incentive and nonstatutory stock options. The terms of the stock option agreements, including vesting requirements, were determined by the Board of Directors, subject to the provisions of the 2006 Plan. Options granted under the 2006 Plan generally vest over four years and are exercisable after they have been granted and up to ten years from the date of grant. The exercise price of the incentive stock options must equal at least the fair market value of the stock on the date of grant. If an optionholder exercises an option prior to the vesting of such option, we have the right, in the event of termination of employment, to repurchase unvested shares issued under the 2006 Plan at the original issue price. In connection with our initial public offering, our 2010 Plan, our 2010 Directors’ Plan, and our 2010 Employee Stock Purchase Plan, or 2010 Purchase Plan, became effective immediately upon the signing of the underwriting agreement for our initial public offering.

2010 Plan. The 2010 Plan and certain proposed amendments to the 2010 are discussed above in Proposal 4. As of December 31, 2012, there were 975,231 shares available for future grants under the 2010 Plan. On January 1, 2011, 2012 and 2013 the number of shares of common stock reserved for issuance under our 2010 Plan was automatically increased by 709,459, 800,000 and 800,000 shares, respectively.

2010 Directors’ Plan. The 2010 Directors’ Plan provides for the automatic grant of nonstatutory stock options to purchase shares of the Company’s common stock to the Company’s non-employee directors and will terminate at the discretion of the Company’s Board of Directors. An aggregate of 300,000 shares of the Company’s common stock were initially reserved for issuance under the 2010 Directors’ Plan. This amount will be increased annually on January 1 until 2020 (but upon approval of Proposal 4 such amount will be increased annually only until 2015), by the lesser of the aggregate number of shares of the Company’s common stock subject to options granted as initial grants and annual grants under the 2010 Directors’ Plan during the immediately preceding year or 150,000 shares. However, the Company’s Board of Directors will have the authority to designate a lesser number of shares by which the authorized number of shares of the Company’s common stock will be increased. The exercise price of the options granted under the 2010 Directors’ Plan will be equal to 100% of the fair market value of the Company’s common stock on the date of grant with initial grants vesting in equal monthly installments over three years after the date of grant and annual grants vesting in equal monthly installments over 12 months after the date of grant. The term of these stock options can be up to ten years. As of December 31, 2012, there were 199,000 shares available for future grants under the 2010 Directors’ Plan. On January 1, 2011, 2012 and 2013, the number of shares of common stock reserved for issuance under our 2010 Directors’ Plan was automatically increased by 24,000, 114,000 and 102,000 shares, respectively.

2010 Purchase Plan. The 2010 Purchase Plan authorizes the issuance of 500,000 shares of the Company’s common stock pursuant to purchase rights granted to the Company’s employees. The number of shares of the Company’s common stock reserved for issuance will automatically increase on January 1 of each calendar year through January 1, 2020, by the least of (a) 1% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding calendar year, (b) 250,000 shares or (c) a number determined by the Company’s Board of Directors that is less than (a) or (b). The 2010 Purchase Plan is implemented through a series of offerings of purchase rights to eligible employees. Under the 2010 Purchase Plan, the Company may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of the Company’s common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances. Generally, all regular employees, including executive officers, employed by the Company may participate in the 2010 Purchase Plan and may contribute up to 15% of their earnings, subject to certain limitations, for the purchase of the Company’s common stock under the 2010 Purchase Plan. Unless otherwise determined by the Company’s Board of Directors, common stock will be purchased for accounts of employees participating in the 2010 Purchase Plan at a price per share equal to the lower of (a) 85% of the fair market value of a share of the Company’s common stock on the first date of an offering or (b) 85% of the fair market value of a share of the Company’s common stock on the date of purchase. As of December 31, 2012, there were 314,218 shares available for future sale under the 2010 Purchase Plan. On January 1, 2011 and 2013, the number of shares of common stock reserved for issuance under our 2010 Purchase Plan was automatically increased by 236,486 and 250,000 shares, respectively. On January 1, 2012, the Board of Directors elected not to increase the number of shares of common stock reserved for issuance under the 2010 Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2012 to each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)(4)	Total ($)
David S. Kabakoff, Ph.D.	$82,000	$82,723	$164,723
Brian G. Atwood	$42,000	$51,494	$93,494
Karin Eastham	$50,000	$82,565	$132,565
Nina Kjellson	$46,000	$51,494	$97,494
Brendan O’Leary, Ph.D.	$34,000	$71,296	$105,296
Michael Powell, Ph.D.(5)	$15,833	$25,555	$41,388
Theodore R. Schroeder	$42,000	$78,368	$120,368
Risa Stack, Ph.D.	$34,000	$54,662	$88,662
Paul Truex	$38,000	$55,149	$93,149

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the dollar amount recognized for financial statement reporting purposes for the referenced fiscal year, in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2012 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 10, Share-Based Compensation, of the Notes to our Financial Statements. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	The aggregate number of shares subject to each director’s outstanding option awards as of December 31, 2012 was as follows: Dr. Kabakoff, 54,000 shares; Mr. Atwood, 45,302 shares; Ms. Eastham, 47,441 shares; Ms. Kjellson, 45,302 shares; Dr. O’Leary, 36,000 shares; Dr. Powell, 11,000 shares; Mr. Schroeder, 51,116 shares; Dr. Stack, 45,302 shares; Mr. Truex, 48,403 shares.
(3)	The full grant date fair value of the option awards shown above that were granted during fiscal 2012 is as follows: Dr. Kabakoff, $64,044; Mr. Atwood, $42,696; Ms. Eastham, $42,696; Ms. Kjellson, $42,696; Dr. O’Leary, $42,696; Dr. Powell, $0; Mr. Schroeder, $42,696; Dr. Stack, $42,696; Mr. Truex, $42,696.
(4)	Option awards vest in equal installments on a monthly basis over three years for initial stock option awards or chairperson initial stock option awards and over one year for annual stock option awards and chairperson annual stock option awards.
(5)	Dr. Powell served on the Board of Directors until May 2012.

We have reimbursed and will continue to reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

In November 2009, our Board of Directors adopted a compensation program for our non-employee directors, or the Non-Employee Director Compensation Policy. The Non-Employee Director Compensation Policy was effective for all of our non-employee directors on the effective date of our initial public offering in August 2010. Pursuant to the Non-Employee Director Compensation Policy, each member of our Board of Directors who is not our employee receives the following cash compensation for Board of Director services, as applicable:

•	$30,000 per year for service as a Board of Director member, payable quarterly;

•

$12,000 per year for service as a member of the Audit Committee, $8,000 per year for service as a member of the Compensation Committee and $4,000 per year for service as a member of the corporate governance and nominating committee, each payable quarterly;

•	an additional $36,000 per year for service as Chairman of the Board, payable quarterly; and

•

an additional $8,000 per year for service as chair of the Audit Committee, an additional $4,000 per year for service as chair of the Compensation Committee and an additional $4,000 per year for service as chair of the Nominating and Corporate Governance Committee, payable quarterly.

In addition, our non-employee directors receive initial and annual automatic, non-discretionary grants of nonqualified stock options under the terms and provisions of our 2010 Directors’ Plan.

Each new non-employee director joining our Board of Directors is automatically granted a non-statutory stock option to purchase 24,000 shares of common stock with an exercise price equal to the then fair market value of our common stock under our 2010 Directors’ Plan. On the date of each annual meeting of our stockholders, each non-employee director is also automatically granted a non-statutory stock option to purchase 12,000 shares of our common stock on that date with an exercise price equal to the then fair market value of our common stock under our 2010 Directors’ Plan.

In addition to the initial and annual grants, any person who becomes a chairperson of our Board of Directors is automatically granted a non-statutory stock option to purchase 12,000 shares of our common stock, upon his or her election as chairperson of our Board of Directors with an exercise price equal to the then fair market value of our common stock under our 2010 Directors’ Plan. Any person who is a chairperson of our Board of Directors on the date of each annual meeting of our stockholders is also automatically granted a non-statutory stock option to purchase 6,000 shares of our common stock on that date with an exercise price equal to the then fair market value of our common stock under our 2010 Directors’ Plan.

Initial grants and chairperson initial grants vest monthly over three years and annual grants and chairperson annual grants vest in twelve equal monthly installments. All stock options granted under our 2010 Directors’ Plan have a term of ten years and vesting automatically accelerates upon the closing of a change in control transaction.

In March 2013, our Board of Directors met, and based upon the recommendations of the Compensation Committee and Radford, who based their recommendations on current market data for our peers, agreed to increase certain aspects of the compensation policy for non-employee directors noted above. Effective January 1, 2013, the $30,000 per year cash compensation for service as a non-employee Board of Director member was increased to $40,000 per year; the initial option grant for a new non-employee director joining our Board of Directors was increased from 24,000 shares to 30,000 shares; and the annual option grant for each non-employee director was increased from 12,000 shares to 15,000 shares. All other aspects of the compensation policy for non-employee directors remain the same.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our named executive officers, as well as our other executive officers. Our Board of Directors has delegated responsibility for creating and reviewing the compensation of our executive officers to the Compensation Committee of our Board of Directors, which is composed entirely of independent directors. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our equity incentive plans and to review and make recommendations to our Board of Directors, generally on an annual basis, regarding all compensation decisions for our executive officers.

Compensation Objectives

We believe in providing a competitive total compensation package to our executive management team through a combination of base salary, annual cash bonuses, grants under our long-term equity incentive compensation plan, severance and change of control benefits and broad-based benefits programs. Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	Provide a competitive compensation package in which total compensation is primarily determined by company and individual results and the creation of stockholder value;

•	Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	Compensate our executives to manage our business to meet our long-term objectives.

More generally, we believe it is important that our executive compensation programs place significant emphasis on pay-for-performance and encourage the achievement of both near-term and long-term objectives in a way that is aligned with the interests of our stockholders. For that reason, our executive compensation can be highly variable, and is heavily influenced by our achievement of corporate goals and the performance of our stock price over time. For example, cash bonus awards to our named executive officers are determined primarily based on our achievement of corporate goals for the applicable year. With respect to equity-based compensation, because we rely on stock options with time-based vesting, and not restricted stock, our named executive officers will only benefit from these equity-based awards if our stock price increases over an extended period following the date of the award. Overall, we believe our cash and equity-based compensation programs provide appropriate incentives for the achievement of both near-term and long-term business objectives.

In addition, the Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive as compared to compensation paid by companies of similar size and stage of development operating in the pharmaceutical industry, taking into account our relative performance and our own strategic objectives.

Setting Executive Compensation

When setting executive compensation, our Compensation Committee and Board of Directors consider our overall company performance, including our progress towards our research and development goals. They also consider compensation paid by similarly situated biotechnology companies. As part of this process, our Compensation Committee conducts an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers.

Compensation Benchmarking and Peer Group

In 2012, our Compensation Committee retained the services of Radford, an independent executive compensation consultant, to review and provide comparative data on the base salary, bonus, equity compensation and total direct compensation of our executive officers as compared against 19 public biotechnology companies at similar stages of clinical development, with generally fewer than 100 employees, with market capitalizations of between $100 million to $600 million, that are located on the west coast and in other biotechnology hubs. Radford also assisted us with a similar review of our non-employee director compensation. Radford was retained by and reported directly to our Compensation Committee and did not provide any other services to us.

The Compensation Committee has considered whether the work of Radford as a compensation consultant has raised any conflict of interest, taking into account the following factors: (i) the amount of fees from us paid to Radford as a percentage of the firm’s total revenue; (ii) the provision of other services to us by Radford; (iii) Radford’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; (v) any business or personal relationship of Radford or the individual compensation advisors employed by the firm with any of our executive officers; and (vi) any of our stock owned by the individual compensation advisors employed by the firm. Based on the above factors, the Compensation Committee has concluded that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to us has not created any conflict of interest. Going forward, the Compensation Committee intends to assess the independence of any of our compensation advisors consistent with applicable NASDAQ listing standards.

The companies in the peer group were as follows:

• Affymax, Inc.	• MAP Pharmaceuticals, Inc.
• Anacor Pharmaceuticals, Inc.	• Neurocrine Biosciences, Inc.
• Anthera Pharmaceuticals, Inc.	• Omeros Corporation
• Ardea Biosciences, Inc.	• OncoGenex Pharmaceuticals, Inc.
• ArQule, Inc.	• Oncothyreon Inc.
• Astex Pharmaceuticals, Inc.	• Osiris Therapeutics, Inc.
• Depomed, Inc.	• Vanda Pharmaceuticals Inc.
• Dynavax Technologies Corporation	• Vical Incorporated
• Infinity Pharmaceuticals, Inc.	• ZIOPHARM Oncology, Inc.
• Ligand Pharmaceuticals, Inc.

Based on previous recommendations of Radford, over the past several years, we have been focused on transitioning all elements of compensation to target the 50th percentile of our identified peer group by the end of 2012. Consistent with that goal, the Compensation Committee set 2012 base salary, total cash compensation and long-term compensation for our executive officers to target overall compensation at the 50th percentile of our 2012 peer group.

In September 2012, our Compensation Committee, with the assistance of Radford, reviewed our peer group for purposes of setting 2013 compensation, and approved the following companies as our 2013 peer group:

• Anacor Pharmaceuticals, Inc.	• Omeros Corporation
• Anthera Pharmaceuticals, Inc.	• OncoGenex Pharmaceuticals, Inc.
• ArQule, Inc.	• Oncothyreon Inc.
• Astex Pharmaceuticals, Inc.	• Osiris Therapeutics, Inc.
• Cempra, Inc.	• Sunesis Pharmaceuticals, Inc.
• Depomed, Inc.	• Supernus Pharmaceuticals, Inc.
• Durata Therapeutics, Inc.	• Vanda Pharmaceuticals Inc.
• Infinity Pharmaceuticals, Inc.	• Vical Incorporated
• MAP Pharmaceuticals, Inc.	• ZIOPHARM Oncology, Inc.
• Neurocrine Biosciences, Inc.

The 2013 peer group is comprised of 19 public biotechnology companies at similar stages of clinical development, with generally fewer than 150 employees, with market capitalizations of between $100 million to $600 million, that are located on the west coast and in other biotechnology hubs.

For 2013, the Compensation Committee set base salary, total cash compensation and long-term compensation for our executive officers with the same goal of targeting overall compensation at the 50th percentile of our updated 2013 peer group.

Our Compensation Committee generally believes that gathering appropriate benchmark information is an important part of our compensation-related decision-making process and while this exercise does not perfectly capture all the unique aspects of our business, it typically provides a solid foundation upon which to base executive compensation decisions. In addition, our Compensation Committee continues to consider performance, the changing roles and responsibilities of our executive officers and the expected future contributions of our executive officers, and has typically taken into account advice from other independent members of our Board of Directors.

Role of Chief Executive Officer in Compensation Decisions

Our Chief Executive Officer typically evaluates the performance of other executive officers and employees on an annual basis and makes recommendations to the Compensation Committee with respect to annual salary adjustments, bonuses and annual stock option grants. Our Compensation Committee exercises its own discretion in recommending salary adjustments and discretionary cash and equity-based awards for all executive officers to our Board of Directors. Our Chief Executive Officer is not present during deliberations or voting with respect to compensation for the Chief Executive Officer.

Elements of Executive Compensation

The compensation program for our executive officers consists principally of base salary, annual cash incentive compensation and long-term compensation in the form of stock options as well as severance protection through an executive severance benefit plan. Our compensation program has been weighted toward long-term compensation as opposed to short-term or cash-based compensation. If we achieve our corporate goals, we expect the equity awards held by our executives to be the major component of overall compensation. As discussed in more detail below, base salary is based primarily on market factors and annual cash incentive compensation is generally a performance-based cash bonus that is a percentage of base salary. The amount of cash compensation and the amount of equity awards granted to our executives are both considered in determining total compensation for our executive officers.

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with our targets within our peer group, after taking into account individual responsibilities, performance and experience. The Compensation Committee does not apply specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then current base salary.

Based upon the Compensation Committee’s determination of the performance of our executive officers, individually and as a group, and our overall success, and consistent with the goal of targeting the 50th percentile of our peer group, in March 2012, our Compensation Committee recommended to the Board of Directors and the Board of Directors approved base salary adjustments for each of our executive officers, which were effective as of March 1, 2012. The adjusted 2012 base salaries for each named executive officer were as follows:

Name	Base Salary
Jeffrey Stein, Ph.D.	$431,000
John P. Schmid	$305,000
Philippe Prokocimer, M.D.	$350,000
J. Craig Thompson	$305,000
John Finn, Ph.D.	$305,000

In March 2013, in connection with our annual performance review process, our Board of Directors, based on the recommendation of our Compensation Committee and again consistent with the goal of targeting the 50th percentile of our peer group,, approved increases in base salary for our executive officers, effective as of February 25, 2013. The following table sets forth 2013 base salaries for our named executive officers.

Name	Base Salary
Jeffrey Stein, Ph.D.	$456,000
John P. Schmid	$320,000
Philippe Prokocimer, M.D.	$374,500
J. Craig Thompson	$314,150
John Finn, Ph.D.	$305,000

Annual Cash Incentive Compensation. In addition to base salaries, we believe that performance-based cash bonuses play an important role in providing appropriate incentives to our executives to achieve our strategic objectives. As part of our annual performance reviews, the Compensation Committee reviews and determines each executive officer’s overall performance and our performance generally. Final determinations as to bonus levels are based on the Compensation Committee’s assessment as to the overall performance of our company against established corporate goals and on the executive officer’s individual performance.

In March 2012, our Board of Directors, based on the recommendation of our Compensation Committee, approved our 2012 Executive Bonus Plan, or 2012 Bonus Plan. Under the 2012 Bonus Plan, our executives were provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate and individual goals. Under the 2012 Bonus Plan, each individual was assigned a target bonus opportunity, calculated as a percentage of that individual’s 2012 base salary, based on the person’s role and title in the company. In addition, the payout for all of our officers was calculated based on our achievement of corporate and individual goals during 2012, with each officer being assigned a corporate and individual goal weighting.

Under the 2012 Bonus Plan, the target bonus opportunity as a percentage of 2012 base salary and corporate and individual goal weighting for each of our named executive officers was as follows:

Name	Title	Target Bonus	Corporate	Individual
Jeffrey Stein, Ph.D.	Chief Executive Officer	65%	100%	0%
John P. Schmid	Chief Financial Officer	40%	75%	25%
Philippe Prokocimer, M.D.	Chief Medical Officer	40%	75%	25%
J. Craig Thompson	Chief Commercial Officer	40%	75%	25%
John Finn, Ph.D.	Chief Scientific Officer	40%	75%	25%

The details of our 2012 corporate goals were as follows:

Corporate Goal	Weighting
Complete enrollment of 113 Phase 3 study and initiate all supportive studies for planned 2013 NDA filing	40%
Support tedizolid development, indication expansion and commercialization through appropriate financing and/or partnering activities	35%
Complete all IND enabling studies for Gyrase B clinical candidate	15%
Stay on or ahead of 2012 financial plan	10%

In March 2013, our Board of Directors, based on the recommendation of our Compensation Committee, approved 2012 incentive cash bonus payments under the 2012 Bonus Plan based on the assessment of both corporate and individual performance during 2012 discussed above. The 2012 cash bonuses under the 2012 Bonus Plan approved for each of our named executive officers were as follows:

Name	2012 Cash Bonus
Jeffrey Stein, Ph.D.	$224,120
John P. Schmid	$103,700
Philippe Prokocimer, M.D.	$140,000	[1]
J. Craig Thompson	$103,700
John Finn, Ph.D.	$88,450

[1]

Includes a one-time discretionary bonus in the amount of $21,000 in recognition of Dr. Prokocimer’s extraordinary achievements relating to the ESTABLISH 2 trial of tedizolid phosphate and other clinical trial matters during 2012.

These bonuses represent the Compensation Committee’s approval of an overall 2012 corporate goal achievement level of 80%. Achievement of individual goals for 2012 was based on the Compensation Committee’s subjective assessment of each executive officer’s performance against their applicable goals.

Also in March 2013, our Board of Directors, based on the recommendation of our Compensation Committee, approved our 2013 Executive Bonus Plan, or 2013 Bonus Plan. Under the 2013 Bonus Plan, our executives are again provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate and individual goals. Under the 2013 Bonus Plan, each individual is assigned a target bonus opportunity, calculated as a percentage of that individual’s 2013 base salary, based on the person’s role and title in the company. In addition, the payout for all of our officers is calculated based on our achievement of corporate and individual goals during 2013, with each officer being assigned a corporate and individual goal weighting.

Under the 2013 Bonus Plan, the target bonus opportunity as a percentage of 2013 base salary and corporate and individual goal weighting for each of our named executive officers is as follows:

Name	Title	Target Bonus	Corporate	Individual
Jeffrey Stein, Ph.D.	Chief Executive Officer	65%	100%	0%
John P. Schmid	Chief Financial Officer	40%	75%	25%
Philippe Prokocimer, M.D.	Chief Medical Officer	40%	75%	25%
J. Craig Thompson	Chief Commercial Officer	40%	75%	25%
John Finn, Ph.D.	Chief Scientific Officer	40%	75%	25%

The details of our 2013 corporate goals are as follows:

Corporate Goal	Weighting
File tedizolid phosphate NDA for ABSSSI	45%
Support product pipeline development and commercialization through appropriate funding and/or partnering activities	20%
Implement pre-commercial activities to prepare for timely launch of tedizolid phosphate in the United States	10%
Initiate tedizolid phosphate Phase 3 lung study	15%
Initiate all IND enabling GLP studies for Gyrase clinical candidate	10%

Achievement of individual goals for 2013 will be based on a subjective assessment of each executive officer’s performance against their applicable goals over the course of the year.

Long-term Incentive Program. We believe that by providing our executives the opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more aligned and we will encourage long-term performance. The stock awards enable our executive officers to benefit from the appreciation of stockholder value, while personally participating in the risks of business setbacks. Our equity benefit plans have provided our executive officers the primary means to acquire equity or equity-linked interests in Trius.

We grant equity awards primarily through our 2010 Equity Incentive Plan, or 2010 Plan, which was adopted by our Board of Directors and stockholders to permit the grant of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other stock awards to our officers, directors, employees and consultants. The material terms of our 2010 Plan are further described under “Employee Benefit Plans” below.

In March 2013, our Board of Directors, based on the recommendation of our Compensation Committee, approved the grant of stock options under our 2010 Plan to our named executive officers in the amounts indicated below:

Name	Stock Options
Jeffrey Stein, Ph.D.	275,000
John P. Schmid	140,000
Philippe Prokocimer, M.D.	150,000
J. Craig Thompson	125,000
John Finn, Ph.D.	80,000

In determining the stock option grants, our Compensation Committee sought to set the equity compensation of our executive officers to be consistent with our philosophy of targeting our total executive compensation at the 50th percentile of our identified peer group, after taking into account individual responsibilities, performance and experience, and are intended to provide additional long-term retention incentive for the continuation of service of our executive officers.

The exercise price of equity awards to our employees, consultants and directors is set at the closing price of our common stock as reported on NASDAQ on the date of grant of each award.

In general, option grants made in connection with commencement of employment vest over four years, with one quarter of the shares subject to the stock option vesting on the one-year anniversary of the vesting commencement date and the remaining shares vesting in equal monthly installments thereafter over three years, and option grants made in connection with our annual performance review process vest in equal monthly installments over four years. All of our stock options granted prior to our initial public offering, with the exception of stock options held by Dr. Stein, are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until fully vested. None of our stock options granted after our initial public offering are exercisable prior to the date they are fully vested. All options have a 10-year term. Additional information regarding accelerated vesting prior to, upon or following a change in control is discussed below under “Post Employment Compensation.” We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates and we have not made equity grants in connection with the release or withholding of material non-public information. Equity grants to executive officers are recommended by our Compensation Committee to the full Board of Directors. In making that recommendation to the full Board of Directors, our Compensation Committee considers the recommendations of our Chief Executive Officer for officers other than himself.

Severance and Change in Control Benefits. Our executive officers, who are designated below under “Summary Compensation Table,” are entitled to certain severance and change in control benefits, the terms of which are described below under “Post Employment Compensation.” We believe these severance and change in control benefits are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executives’ interests with the best interests of the stockholders.

Other Compensation. In addition, consistent with our compensation philosophy, we intend to continue to maintain the current benefits for our executive officers, which are also available to all of our other employees; however, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems it advisable.

Deductibility of Compensation under Section 162(m). Section 162(m) of the Code limits our deduction for federal income tax purposes to not more than $1.0 million of compensation paid to certain executive officers in a calendar year. Compensation above $1.0 million may be deducted if it is “performance-based compensation.” The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with the best interests of our stockholders.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2012, 2011 and 2010 by our named executive officers.

Name and Principal Position	Year	Salary	Bonus		Option Awards(1)	Non-Equity Incentive Plan Compensation			Other		Total
Jeffrey Stein, Ph.D.	2012	$427,102	$—		$785,625		$224,120	(6)	$252	(3)	$1,437,099
President and Chief Executive Officer	2011	$410,000	$175,275	(5)	$230,256	$			$1,888	(3)	$817,419
	2010	$320,817	$182,000	(2)	$222,482	$			$450	(3)	$725,749

John P. Schmid	2012	$299,432	$—		$267,112		$103,700	(6)	$248	(3)	$670,492
Chief Financial Officer	2011	$275,000	$79,406	(5)	$120,015	$			$630	(3)	$475,051
	2010	$253,125	$100,000	(2)	$51,636	$			$—		$404,761

Philippe Prokocimer, M.D.	2012	$346,288	$21,000	(7)	$282,825		$119,000	(6)	$252	(3)	$769,365
Chief Medical Officer	2011	$330,000	$79,406	(5)	$57,898	$			$687	(3)	$467,991
	2010	$321,250	$80,000	(2)	$27,173	$			$—		$428,423

J. Craig Thompson	2012	$302,216	$—		$282,825		$103,700	(6)	$2,051	(3)	$690,792
Chief Commercial Officer	2011	$277,917	$133,738	(5)(8)	$104,903	$			$227,050	(4)	$743,608

John Finn, Ph.D.	2012	$301,288	$—		$298,537		$88,450	(6)	$250	(3)	$688,525
Chief Scientific Officer	2011	$285,000	$64,125	(5)	$84,776	$			$653	(3)	$434,554
	2010	$271,875	$91,000	(2)	$55,223	$			$—		$418,098

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining 2012 and 2011 amounts are described in Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 10 to our financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2012, 2011, and 2010. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.
(2)	As a result of our initial public offering process, the Compensation Committee delayed the award of discretionary bonuses for 2009. Accordingly, the incentive cash bonuses granted to each of our executive officers in November 2010 consisted of a 2009-10 bonus designed to compensate each executive officer for his or her performance and achievements during 2009 and 2010, and in some cases an additional one-time bonus in recognition of extraordinary services to our Company.
(3)	Represents a combination of tax gross-up on premiums for short-term and long-term disability insurance and/or the payment of a health insurance rebate to employees who were not enrolled in the Company’s group health insurance plan.
(4)	Represents $224,735 paid to Mr. Thompson for relocation expenses, $665 for a tax gross-up on premiums for short-term and long-term disability insurance, and $1,650 represents the payment of a health insurance rebate to employees who were not enrolled in the Company’s group health insurance plan.
(5)	These amounts represent bonuses earned during the 2011 fiscal year. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.
(6)	These amounts represent bonuses earned during the 2012 fiscal year under the 2012 Executive Bonus Plan. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.
(7)	This amount represents a one-time discretionary bonus in the amount of $21,000 in recognition of Dr. Prokocimer’s extraordinary achievements relating to the ESTABLISH 2 trial of tedizolid phosphate and other clinical trial matters during 2012.
(8)	Included in Mr. Thompson’s bonus is a one-time payment of $50,000 which was paid in connection with entering into his employment agreement with the Company in January 2011.

Post Employment Compensation

The amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, resignation for good reason or termination following a change of control is shown below.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including salary and unused vacation pay.

Potential Payment Under Executive Severance Benefit Plan

In August 2011, we adopted an Executive Severance Benefit Plan, or the Severance Plan, providing for certain severance and change of control benefits, on terms recommended by the Compensation Committee, to the following executive officers of the Company:

•	Jeffrey Stein, Ph.D., Chief Executive Officer

•	John P. Schmid, Chief Financial Officer

•	Philippe Prokocimer, M.D., Chief Medical Officer

•	J. Craig Thompson, Chief Commercial Officer

•	Kenneth Bartizal, Ph.D., Chief Development Officer

•	John Finn, Ph.D., Chief Scientific Officer

The Severance Plan provides for the payment of certain benefits to each eligible Severance Plan participant upon a termination by the Company without cause or resignation by the Severance Plan participant for good reason, both in connection with a change of control and not in connection with a change of control, and subject to the Severance Plan participant’s effective release of claims and compliance with the other terms of the Severance Plan. In addition, to be eligible for the benefits under the Severance Plan, each participant must timely execute and return a participation agreement, in the form prescribed by the Severance Plan, pursuant to which the participant agrees to be bound by the terms of the Severance Plan. Under the Severance Plan, resignation for good reason is defined as a material reduction in the participant’s compensation, duties, authority or responsibilities, or a relocation of the participant’s place of employment by more than 50 miles without the participant’s written consent, and cause is defined as a repeated failure to satisfactorily perform the participant’s duties after notice and an opportunity to cure such failure, an act that materially injures our business, the commission of a felony or any crime involving fraud, dishonesty or moral turpitude that has inflicted or is likely to inflict a material injury to our business, or a material violation of the participant’s proprietary information and inventions agreement. In addition, a change of control is defined generally as a transaction in which one person or a group acquires stock that, combined with stock previously owned, controls more than 50% of our value or voting power; a merger, consolidation or similar transaction in which the stockholders of the company immediately before the transaction do not own at least 50% of the outstanding securities following such transaction; the majority of the Board of Directors is replaced by persons whose appointment or election is not endorsed by a majority of the Board of Directors; a complete liquidation or dissolution of the company; or a sale, lease, license or other disposition of all or substantially all of our assets.

The material benefits under the Severance Plan are summarized below:

Benefits payable for a covered termination not involving a change in control

Executive Officer	Cash Payment		Extended Health Plan Benefits(3)	Vesting Acceleration(4)
	Salary(1)	Bonus Payment Eligible
Chief Executive Officer	12 months	Not applicable	12 months	6 months
Chief Financial Officer	6 months	Not applicable	6 months	Not applicable
Chief Medical Officer	6 months	Not applicable	6 months	Not applicable
Chief Commercial Officer	6 months	Not applicable	6 months	6 months
Chief Development Officer	6 months	Not applicable	6 months	Not applicable
Chief Scientific Officer	6 months	Not applicable	6 months	Not applicable

Benefits payable for a covered termination involving a change in control

Executive Officer	Cash Payment		Extended Health Plan Benefits(3)	Vesting Acceleration(4)
	Salary(1)	Bonus Payment Eligible(2)
Chief Executive Officer	18 months	Yes	18 months	100%
Chief Financial Officer	12 months	Yes	12 months	100%
Chief Medical Officer	12 months	Yes	12 months	100%
Chief Commercial Officer	12 months	Yes	12 months	100%
Chief Development Officer	12 months	Yes	12 months	100%
Chief Scientific Officer	12 months	Yes	12 months	100%

(1)	The Severance Plan provides for a lump-sum cash payment that is equal to the specified number of months of the officer’s base salary.
(2)	The Severance Plan provides for a lump-sum cash payment of a pro-rated portion of the officer’s target bonus based upon the amount of time served prior to the covered termination and during the officer’s then-current bonus period.
(3)	The Severance Plan provides for the continuation of the participant’s health, dental and vision plan benefits for the specified number of months following a covered termination and a deferral of COBRA coverage until such time as the extended coverage has terminated.
(4)	The Severance Plan provides for accelerated vesting of certain outstanding unvested stock options for the specified number of monthly vesting installments upon a covered termination.

The Severance Plan supersedes any and all severance and change of control benefits eligible Severance Plan participants are entitled to pursuant to their existing employment agreements and offer letters with the Company and pursuant to any other agreement, plan, policy or practice maintained or entered into by the Company prior to the adoption of the Severance Plan.

The following tables set forth potential payments payable to our named executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason in connection with a change in control. Our Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our named executive officers assuming the termination occurred on, and their employment was terminated on, December 31, 2012:

	Upon Termination Without Cause or Resignation for Good Reason—No Change of Control(1)
Name	Salary	Continuation of Medical Benefits	Value of Accelerated Vesting	Total
Jeffrey Stein, Ph.D.	$431,000	$16,185	$1,180,569	$1,627,754
John P. Schmid	$152,500	$5,091	$—	$157,591
Philippe Prokocimer, M.D.	$175,000	$5,680	$—	$180,680
J. Craig Thompson	$152,500	$—	$43,500	$196,000
John Finn, Ph.D.	$152,500	$8,772	$—	$161,272

The table below reflects amounts payable to our named executive officers assuming the termination occurred on, and their employment was terminated on, December 31, 2012 and a change of control also occurred on such date:

	Upon Termination Without Cause or Resignation for Good Reason—Change of Control(1)
Name	Salary	Bonus	Continuation of Medical Benefits	Value of Accelerated Vesting	Total
Jeffrey Stein, Ph.D.	$646,500	$280,150	$24,277	$1,257,636	$2,208,563
John P. Schmid	$305,000	$122,000	$10,183	$224,634	$661,817
Philippe Prokocimer, M.D.	$350,000	$140,000	$11,360	$127,912	$629,272
J. Craig Thompson	$305,000	$122,000	$—	$72,000	$499,000
John Finn, Ph.D.	$305,000	$122,000	$17,544	$415,406	$859,950

In addition, in November 2012, the Compensation Committee approved the provision of 100% accelerated vesting of outstanding unvested stock options held by our senior vice presidents and vice presidents upon a termination by the Company without cause or resignation by such officers for good reason in connection with a change of control.

Grants of Plan-Based Awards

All stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Code. The exercise price per share of each stock option granted to our named executive officers was equal to the fair market value of our common stock as determined in good faith by our Board of Directors on the date of the grant. Prior to February 2010, all stock options listed below were granted under our 2006 Plan and all subsequent stock options have been granted under our 2010 Plan.

The following table sets forth certain information regarding grants of plan-based awards to our named executive officers for 2012.

Name	Grant Date	Estimated Target Payout Under Non-Equity Incentive Plan Awards(4)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/share)(2)	Grant Date Fair Value of Option Awards ($)(3)
Jeffrey Stein, Ph.D.	3/8/2012	$280,150	250,000	$4.80	$785,625
John P. Schmid	3/8/2012	$122,000	85,000	$4.80	$267,112
Philippe Prokocimer, M.D.	3/8/2012	$140,000	90,000	$4.80	$282,825
J. Craig Thompson	3/8/2012	$122,000	90,000	$4.80	$282,825
John Finn, Ph.D.	3/8/2012	$122,000	95,000	$4.80	$298,538

(1)	The option vests in 48 successive equal monthly installments over the four year period beginning on March 8, 2012.
(2)	Represented the per share fair market value of our common stock, as determined by the closing market price of our common stock as quoted on the NASDAQ Global Market on the grant date.
(3)	Calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see the section entitled “Stock-Based Compensation” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2012 and note 10 to our consolidated financial statements also included therein.
(4)	The amounts shown in this column represent the estimated target payout under our 2012 Bonus Plan and are based upon the assumption that each named executive officer achieved 100% of both their corporate and individual goals. The actual amount of incentive bonus earned by each named executive officer in 2012 is reported in the Summary Compensation Table.

Outstanding Equity Awards at December 31, 2012

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2012.

	Option awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jeffrey Stein, Ph.D.	81,280		—	$0.52	3/20/2017	(1)
	156,976		—	$1.29	5/20/2018	(1)
	23,255		—	$1.29	1/8/2019	(1)
	7,558		—	$1.29	1/8/2019	(3)
	88,541		81,459	$3.50	11/2/2020	(6)
	30,000		—	$3.50	11/2/2020	(7)
	46,875		203,125	$4.80	3/7/2022	(6)

John P. Schmid	28,720		—	$1.29	5/20/2018	(2)
	5,813	(4)	—	$1.29	1/08/2019	(2)(8)
	2,325		—	$1.29	1/08/2019	(3)
	20,833		19,167	$3.50	11/2/2020	(6)
	35,000		—	$3.50	11/2/2020	(7)
	15,937		69,063	$4.80	3/7/2022	(6)

Philippe Prokocimer, M.D.	16,569		—	$1.29	5/20/2018	(2)
	1,744		—	$1.29	1/8/2019	(3)
	20,833		19,167	$3.50	11/2/2020	(6)
	10,000		—	$3.50	11/2/2020	(7)
	16,875		73,125	$4.80	3/7/2022	(6)

J. Craig Thompson	71,875		78,125	$4.30	1/9/2021	(2)
	16,875		73,125	$4.80	3/7/2022	(6)

John Finn, Ph.D.	35,813		—	$0.52	3/20/2017	(2)
	48,837		—	$1.29	5/20/2018	(2)
	5,813	(5)	—	$1.29	1/8/2019	(2)(8)
	2,325		—	$1.29	1/8/2019	(3)
	20,833		19,167	$3.50	11/2/2020	(6)
	10,000		—	$3.50	11/2/2020	(7)
	17,812		77,188	$4.80	3/7/2022	(6)

(1)	1/36th of the shares vest monthly after the vesting commencement date.
(2)	1/4th of the shares vest one year after the vesting commencement date; 1/48th of the shares vest monthly thereafter over the next three years.
(3)	All shares were vested on the grant date.
(4)	Includes 122 unvested shares in the aggregate.
(5)	Includes 122 unvested shares in the aggregate.
(6)	1/48th of the shares vest monthly over four years.
(7)	1/12th of the shares vest monthly over one year.
(8)	Stock options are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until fully vested.

Option Exercises and Stock Vested

The following table shows certain information regarding option exercises and stock vested during 2012 with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jeffrey Stein, Ph.D.	38,462	$176,925	—	$—
John P. Schmid	5,000	$19,150	—	$—
Philippe Prokocimer, M.D.	10,244	$47,088	—	$—
John Finn, Ph.D.	20,000	$92,400	—	$—

(1)	Represents shares issued upon early exercise of unvested options that are subject to a lapsing right of repurchase until fully vested.
(2)	The value realized on vesting is equal to the number of shares acquired on vesting multiplied by the closing market price as of the vesting date for each month through December 31, 2012.

Option Repricings

We did not engage in any repricings or other modifications to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2012.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. The plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which was $17,000 for 2012. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2012 was up to an additional $5,500 above the statutory limit. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. To date, we have not made any discretionary or matching contributions to the plan on behalf of participating employees.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Transactions with Related Persons

We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	The risks, costs and benefits to us;

•	The impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	The terms of the transaction;

•	The availability of other sources for comparable services or products; and

•	The terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our policy requires that, in reviewing a related-person transaction, our Audit Committee or other independent body of our Board of Directors must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as our Audit Committee or other independent body of our Board of Directors determines in the good faith exercise of its discretion. We did not previously have a formal policy concerning transactions with related persons.

Registration Rights

In connection with our various preferred stock financings prior to our initial public offering, we entered into an amended and restated investor rights agreement under which our 5% or greater stockholders InterWest Partners IX, LP, Versant Venture Capital III, L.P. and its affiliates, Prism Venture Partners V, L.P. and its affiliates, and entities affiliated with Kleiner Perkins, Caufield & Byers hold registration rights. In addition, the David S. & Susan O. Kabakoff Family Trust dated 2/24/00 for which Dr. Kabakoff shares voting and investment power and the Jeff Stein and Catherine Naughton Revocable Trust, for which Dr. Stein has shared voting and investment power, are parties to the amended and restated investor rights agreement and hold registration rights.

Employment Agreements

We have entered into an Executive Severance Benefit Plan with our executive officers, as more fully described under “Post Employment Compensation—Potential Payment Under Executive Severance Benefit Plan.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors, as more fully described under “Non-Employee Director Compensation” and “Executive Compensation” above.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Amended and Restated Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Trius Therapeutics, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Direct your written request to Trius Therapeutics, Inc., Attention: Mike Morneau, 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121 or contact Mike Morneau at (858) 452-0370. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John P. Schmid

Secretary

April 15, 2013

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2012 is available without charge upon written request to: Corporate Secretary, Trius Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121.

APPENDIX A

TRIUS THERAPEUTICS, INC.

2010 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 9, 2010

APPROVED BY THE STOCKHOLDERS: FEBRUARY 9, 2010

AMENDED BY THE BOARD OF DIRECTORS: MARCH 7, 2013

APPROVED BY THE STOCKHOLDERS: MAY [    ], 2013

TERMINATION DATE: FEBRUARY 8, 2020

1. GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Trius Therapeutics, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or issuance or settlement of stock awards under the Prior Plan as of the Effective Date (the “Prior Plan’s Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan; provided, however, any shares underlying outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Stock Awards after the Effective Date shall not exceed 10,827,745 shares, which number is the sum of (i) the number of shares subject to the Prior Plan’s Available Reserve, plus (ii) an additional 2,400,000 new shares approved by the stockholders on February 9, 2010, plus (iii) an aggregate of 2,309,459 new shares added pursuant to automatic increases that occurred on January 1, 2011, January 1, 2012 and January 1, 2013, plus (iv) an additional 5,100,000 new shares approved by the stockholders on May [    ], 2013, plus (v) the Returning Shares, if any, as such shares become available from time to time. For clarity, the limitation in this Section 3(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares Common Stock that may be available for issuance under the Plan.

(b) Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) on or after March 15, 2013, 1.5 shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c), on and after March 15, 2013, to the extent (i) there is issued a share of Common Stock pursuant to a Stock Award under the Plan (other than an Option or Stock Appreciation Right), and (ii) there are any Returning Shares granted under the Prior Plan pursuant to an award other than an option or stock appreciation right, and such share of Common Stock becomes available for issuance under the Plan pursuant to Section 1(a), Section 3(a) or this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.5 shares for each such share.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall not again become available for issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 21,655,490 shares of Common Stock.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be granted during any calendar year Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than 800,000 shares of Common Stock.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the

Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date of such Participant’s termination of Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed 800,000 shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of $1,000,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance

Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 4(c) and 6(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date, but no Award shall be exercised (or in the case of a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board.

12. CHOICE OF LAW.

The law of the state of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean with respect to a Participant, the occurrence of any of the following events, if such event results in a demonstrably harmful impact on the Company’s business or reputation, or that of any of its Subsidiaries: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the

Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Trius Therapeutics, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated

Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Trius Therapeutics, Inc. 2010 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒

KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR Proposals 1, 2, 4 and 5 and 3 YEARS for Proposal 3:		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees
01 Karin Eastham 02 Seth Fischer 03 Theodore Schroeder 04 Jeffrey Stein, Ph.D.

		For	Against	Abstain		For Against Abstain
2 Advisory approval of the compensation of the Company’s named executive officers.		☐	☐	☐	5 Ratify the appointment of an independent registered public accounting firm, Ernst & Young LLP, for fiscal 2013.	☐ ☐ ☐
	1 year	2 years	3 years	Abstain
3 Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
		For	Against	Abstain

4       Approval of an amendment to the Company’s 2010 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 5,100,000 shares.

		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

TRIUS THERAPEUTICS, INC. Annual Meeting of Stockholders May 21, 2013 12:00 PM PST
To be held at our facility at 6310 Nancy Ridge Drive Suite 105, San Diego, CA 92121 This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jeffrey Stein, Ph.D. and John P. Schmid, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of TRIUS THERAPEUTICS, INC. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 21, 2013 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION UNDER PROPOSAL 2, FOR THREE YEARS AS THE PREFERRED FREQUENCY OF ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION UNDER PROPOSAL 3, FOR APPROVAL OF AN AMENDMENT TO OUR 2010 EQUITY INCENTIVE PLAN UNDER PROPOSAL 4, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS UNDER PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side